UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-514-0186

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Schweitzer-Mauduit International Inc. (the “Company”) has obtained a key approval from the Chinese government’s National Development and Reform Commission enabling progress towards establishing a joint venture greenfield reconstituted tobacco leaf, or RTL, facility in China with approximately 30,000 metric tons of expected capacity to serve the Chinese market. Although the Company does not yet have final government approval with respect to the China facility and still has commercial elements to finalize with the proposed joint venture participants, the Company presently expects both of these aspects of this project to be completed during 2010. Upon final approval, the Company expects its 50% share of the equity contribution for the joint venture to be $25 million, of which $13 to $20 million is expected to be funded in 2010 depending on timing of the final approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.
By:	/s/ Peter J. Thompson

Peter J. Thompson
Treasurer, Chief Financial and Strategic Planning Officer

Dated: November 9, 2009